Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-75133 and 333-46693) of Staten Island Bancorp. Inc. of our report dated January 21, 2003 relating to the financial statements, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York

March 28, 2003